Exhibit 99.1

(AMEX:GTA)

AT THE COMPANY

W. Bradley Blair, II

President and Chief Executive Officer

(843) 723-4653

FOR IMMEDIATE RELEASE

October 11, 2007

GOLF TRUST OF AMERICA, INC.

ANNOUNCES 2007 ANNUAL MEETING

CHARLESTON, SC, October 11, 2007 — Golf Trust of America, Inc. (AMEX:GTA - News) announced today that it has scheduled its 2007 Annual Meeting of Stockholders for December 14, 2007 at 9:30 a.m. to be held at the Harbour Club, 35 Prioleau Street, Charleston, South Carolina.  The Board of Directors of the company has set the close of business on November 6, 2007 as the record date for the annual meeting.  Prior to the annual meeting, the company will mail a copy of the proxy statement for the annual meeting to its stockholders, together with instructions on voting procedures.  Stockholders should read the proxy statement carefully when it is available because it will contain important information.

Golf Trust of America, Inc. was formerly a real estate investment trust, but since May 2001 it has been engaged in the liquidation of its interests in golf courses in the United States pursuant to a plan of liquidation approved by its stockholders.  The company is currently considering terminating its plan of liquidation and pursuing alternative business strategies. To that end, the company is holding a special meeting of stockholders on November 8, 2007 and filed a proxy statement for that meeting with the SEC on October 9, 2007. Additional information, including an archive of all corporate press releases, is available on the company’s website at www.golftrust.com.

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